Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (April 26, 2019)

Interpublic Announces First Quarter 2019 Results

•	First quarter net revenue increase of 13.0%, with strong organic net revenue growth of 6.4%

•	In seasonally small first quarter, net loss was $9.5 million, compared to net loss of $16.1 million in 2018, and adjusted EBITA[1] was $103.6 million compared to $44.1 million in 2018

•	Diluted loss per share of $0.02, and earnings per diluted share of $0.11 as adjusted compared to earnings of $0.04 as adjusted in 2018

•	Management confirms that the company is on track to achieve its full-year organic net revenue growth target of 2.0% to 3.0% and adjusted EBITA margin expansion of 40 to 50 basis points

Summary

Revenue

•
Net revenue of $2.00 billion in the first quarter of 2019 increased 13.0% compared with the same period in 2018. During the quarter, the organic net revenue increase (which excludes results from Acxiom) was 6.4%, while the effect of foreign currency translation was negative 2.8%, and the impact of net acquisitions was positive 9.4%. Total revenue of $2.36 billion in the first quarter of 2019 increased 8.9% compared with the same period in 2018.

Operating Results

•	Operating income in the first quarter of 2019 was $50.2 million, compared to $38.8 million in 2018. For the first quarter of 2019, operating margin on net revenue was 2.5%, compared to 2.2% in 2018.

•
Adjusted EBITA[1] excluding $31.8 million of restructuring charges was $103.6 million in the first quarter of 2019 compared to $44.1 million in 2018. For the first quarter of 2019, adjusted EBITA margin on net revenue was 5.2%, compared to 2.5% in 2018.

Net Results

•	Income tax provision in the first quarter of 2019 was $10.5 million on income before income taxes of $1.3 million.

•
First quarter 2019 net loss available to IPG common stockholders was $8.0 million, resulting in loss of $0.02 per basic and diluted share, and earnings of $0.11 per diluted share as adjusted for after-tax amortization of acquired intangibles of $17.4 million, after-tax

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

restructuring charges of $24.2 million, and after-tax loss of $8.6 million on the sales of businesses. This compares to adjusted earnings of $0.04 per basic and diluted share a year ago. Refer to reconciliations in the back for more detail.

"We continue to be pleased with our strong organic growth in the U.S. and in all international regions. Our results were driven by strong top- and bottom-line performance in media, as well as growth from our global creative networks, public relations and digital offerings. While Q1 is our smallest seasonal quarter, our results continue to demonstrate the many strengths of our company and underscore the successful evolution of our offerings amid significant change in the environment in which we operate. With Acxiom, we have also significantly strengthened our position as it relates to helping clients succeed in a world where data-driven marketing solutions are core to brands' success," said Michael I. Roth, Interpublic's Chairman and CEO.

"We remain on track to deliver on our targets of organic growth of 2.0% to 3.0% and 40 to 50 basis points of improvement to our adjusted EBITA margin for the full year. This takes into account the impact certain losses that took place in late 2018 will have over the remainder of this year. Our operating performance, combined with our commitment to deleverage our balance sheet and our strong history of capital return programs, including dividend increases, means we remain well positioned to further enhance shareholder value," concluded Michael Roth.

Operating Results

Revenue
Net revenue of $2.00 billion in the first quarter of 2019 increased 13.0% compared with the same period in 2018. During the quarter, the effect of foreign currency translation was negative 2.8%, the impact of net acquisitions was positive 9.4%, and the resulting organic net revenue increase (which excludes results from Acxiom) was 6.4%. This was comprised of an organic net increase of 5.7% in the U.S. and 7.7% internationally, attributable to a combination of net client wins and net higher spending from existing clients. Total revenue of $2.36 billion in the first quarter of 2019 increased 8.9% compared with the same period in 2018.

Operating Expenses
For the first quarter of 2019, operating expenses increased compared to the same periods in 2018 primarily due to the inclusion of Acxiom.

During the first quarter of 2019, salaries and related expenses were $1.42 billion, an increase of 6.8% compared to the same period in 2018.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, was 70.9% in the first quarter of 2019 compared to 75.0% in the same period in 2018, and benefited

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

from the inclusion of Acxiom which had a lower ratio of salaries and related expenses as a percentage of its net revenue.

During the first quarter of 2019, office and other direct expenses were $389.2 million, an increase of 20.2% compared to the same period in 2018.

Office and other direct expenses were 19.4% of net revenue in the first quarter of 2019 compared to 18.3%, primarily due to the inclusion of Acxiom which has a higher ratio of office and other direct expenses as a percentage of its net revenue, mainly driven by client service costs.

During the first quarter of 2019, selling, general and administrative expenses were $41.4 million, an increase of 17.9% compared to the same period in 2018 primarily due to higher incentive expense.

Selling, general and administrative expenses were 2.1% of net revenue in the first quarter of 2019 compared to 2.0% a year ago.

During the first quarter of 2019, depreciation and amortization was $71.1 million, an increase of 54.6% compared to the same period in 2018, primarily driven by increased amortization of acquired intangibles related to the acquisition of Acxiom.

Depreciation and amortization as a percentage of net revenue increased to 3.5% in the first quarter of 2019 from 2.6% in the prior-year period.

During the first quarter of 2019, restructuring charges were $31.8 million due to the implementation of a cost initiative to better align our cost structure with our revenue primarily related to client losses occurring in 2018.

Non-Operating Results and Tax
In the first quarter of 2019, net interest expense was $42.0 million, an increase of $26.1 million compared to the same period in 2018 primarily attributable to the issuance of long-term debt in 2018 in order to finance the Acxiom acquisition.

The income tax provision in the first quarter of 2019 was $10.5 million on income before income taxes of $1.3 million, compared to a provision of $12.7 million on loss before income taxes of $1.5 million in the same period in 2018.

Balance Sheet
At March 31, 2019, cash and cash equivalents totaled $630.5 million, compared to $673.4 million at December 31, 2018 and $597.3 at March 31, 2018. Total debt was $3.94 billion at March 31, 2019, compared to $3.73 billion at December 31, 2018.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Common Stock Dividend
During the first quarter of 2019, the company declared and paid a common stock cash dividend of $0.235 per share, for a total of $90.6 million.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

1 Adjusted EBITA is earnings before net interest, net other expense, provision for income taxes, and amortization of acquired intangibles, and adjusted to exclude restructuring charges. See reconciliation tables in back for further detail.

# # #
About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, MAGNA, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #
Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FIRST QUARTER REPORT 2019 AND 2018 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended March 31,
	2019	2018	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,004.8	$1,774.0	13.0%
Billable Expenses	356.4	395.1	(9.8)%
Total Revenue	2,361.2	2,169.1	8.9%

Operating Expenses:
Salaries and Related Expenses	1,421.1	1,330.3	(6.8)%
Office and Other Direct Expenses	389.2	323.8	(20.2)%
Billable Expenses	356.4	395.1	9.8%
Cost of Services	2,166.7	2,049.2	(5.7)%
Selling, General and Administrative Expenses	41.4	35.1	(17.9)%
Depreciation and Amortization	71.1	46.0	(54.6)%
Restructuring Charges	31.8	—	N/A
Total Operating Expenses	2,311.0	2,130.3	(8.5)%
Operating Income	50.2	38.8	29.4%
Operating Margin on Net Revenue %	2.5%	2.2%
Operating Margin on Total Revenue %	2.1%	1.8%

Expenses and Other Income:
Interest Expense	(49.8)	(19.9)
Interest Income	7.8	4.0
Other Expense, Net	(6.9)	(24.4)
Total (Expenses) and Other Income	(48.9)	(40.3)

Income (Loss) Before Income Taxes	1.3	(1.5)
Provision for Income Taxes	10.5	12.7
Loss of Consolidated Companies	(9.2)	(14.2)
Equity in Net Loss of Unconsolidated Affiliates	(0.3)	(1.9)
Net Loss	(9.5)	(16.1)
Net Loss Attributable to Noncontrolling Interests	1.5	2.0
Net Loss Available to IPG Common Stockholders	$(8.0)	$(14.1)

Loss Per Share Available to IPG Common Stockholders:
Basic	$(0.02)	$(0.04)
Diluted	$(0.02)	$(0.04)

Weighted-Average Number of Common Shares Outstanding:
Basic	384.5	383.4
Diluted	384.5	383.4

Dividends Declared Per Common Share	$0.235	$0.210

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2019
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses [1]	Adjusted Results
Net Revenue	$2,004.8				$2,004.8
Billable Expenses	356.4				356.4
Total Revenue	2,361.2				2,361.2

Cost of Services	2,166.7				2,166.7
Selling, General and Administrative Expenses	41.4				41.4
Depreciation and Amortization	71.1	$21.6			49.5
Restructuring Charges	31.8		$31.8		—
Total Operating Expense	2,311.0	21.6	31.8		2,257.6

Operating Income	50.2	(21.6)	(31.8)		103.6
Operating Margin on Net Revenue %	2.5%				5.2%

Interest Expense, Net	(42.0)				(42.0)
Other Expense, Net	(6.9)			$(8.6)	1.7
Total (Expenses) and Other Income	(48.9)			(8.6)	(40.3)
Income Before Income Taxes	1.3	(21.6)	(31.8)	(8.6)	63.3
Provision for Income Taxes	10.5	4.2	7.6	—	22.3
Equity in Net Loss of Unconsolidated Affiliates	(0.3)				(0.3)
Net Loss Attributable to Noncontrolling Interests	1.5				1.5
Net (Loss) Income Available to IPG Common Stockholders	$(8.0)	$(17.4)	$(24.2)	$(8.6)	$42.2

Weighted-Average Number of Common Shares Outstanding - Basic	384.5				384.5
Dilutive effect of stock options and restricted shares	N/A				4.4
Weighted-Average Number of Common Shares Outstanding - Diluted	384.5				388.9

(Loss) Earnings per Share Available to IPG Common Stockholders:
Basic	$(0.02)	$(0.05)	$(0.06)	$(0.02)	$0.11
Diluted	$(0.02)	$(0.05)	$(0.06)	$(0.02)	$0.11

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended March 31, 2018
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Adjusted Results
Net Revenue	$1,774.0			$1,774.0
Billable Expenses	395.1			395.1
Total Revenue	2,169.1			2,169.1

Cost of Services	2,049.2			2,049.2
Selling, General, and Administrative Expenses	35.1			35.1
Depreciation and Amortization	46.0	$5.3		40.7
Total Operating Expense	2,130.3	5.3		2,125.0

Operating Income	38.8	(5.3)		44.1
Operating Margin on Net Revenue %	2.2%			2.5%

Interest Expense, Net	(15.9)			(15.9)
Other Expense, Net	(24.4)		$(24.4)	—
Total (Expenses) and Other Income	(40.3)		(24.4)	(15.9)
(Loss) Income Before Income Taxes	(1.5)	(5.3)	(24.4)	28.2
Provision for Income Taxes	12.7	0.2	0.4	13.3
Equity in Net Loss of Unconsolidated Affiliates	(1.9)			(1.9)
Net Loss Attributable to Noncontrolling Interests	2.0			2.0
Net (Loss) Income Available to IPG Common Stockholders	$(14.1)	$(5.1)	$(24.0)	$15.0

Weighted-Average Number of Common Shares Outstanding - Basic	383.4			383.4
Dilutive effect of stock options and restricted shares	N/A			5.2
Weighted-Average Number of Common Shares Outstanding - Diluted	383.4			388.6

(Loss) Earnings per Share Available to IPG Common Stockholders:
Basic	$(0.04)	$(0.01)	$(0.06)	$0.04
Diluted	$(0.04)	$(0.01)	$(0.06)	$0.04

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS - ADJUSTED EBITA (Amounts in Millions) (UNAUDITED)
	Three Months Ended March 31,
	2019	2018

Net Revenue	$2,004.8	$1,774.0

EBITA Reconciliation:
Net Loss Available to IPG Common Stockholders	$(8.0)	$(14.1)

Add Back:
Provision for Income Taxes	10.5	12.7
Subtract:
Total (Expenses) and Other Income	(48.9)	(40.3)
Equity in Net Loss of Unconsolidated Affiliates	(0.3)	(1.9)
Net Loss Attributable to Noncontrolling Interests	1.5	2.0
Operating Income	50.2	38.8

Add Back:
Amortization of Acquired Intangibles	21.6	5.3

EBITA	71.8	44.1

Restructuring Charges	31.8	—

Adjusted EBITA	$103.6	$44.1
Adjusted EBITA Margin on Net Revenue %	5.2%	2.5%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax